Exhibit 23

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No 333-141905) pertaining to the 401(k) Savings Plan of Intel Corporation of our report dated June 14, 2018, with respect to the financial statements and schedules of the Intel 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2017.

/s/ Ernst & Young, LLP
San Jose, California
June 14, 2018

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